SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4026 Wards Road, Suite G1 #271
Lynchburg, VA		24502
(Address of principal executive offices)		(Zip Code)

(434) 239-4272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.

(a)       On Monday, November 7, 2016, Sitestar Corporation (the “Company”) accepted and closed upon subscriptions from a private placement of shares of common stock of the Company (the “Private Placement”), in the amount of $1,625,975.20, and issued 32,519,504 shares of its common stock in connection therewith. Immediately following the Private Placement, the Company had a total of 204,152,616 issued shares of common stock and 190,230,163 outstanding shares of common stock.

The Private Placement was comprised of 15 named purchasers, the substantial majority of which were non-affiliates of the Company.

The issuance of shares of common stock of the Company pursuant to the Private Placement was a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and was exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

A copy of the form of subscription agreement entered into in connection with the Company’s Private Placement is attached hereto as Exhibit 10.1.

On Tuesday, November 8, 2016, the Company issued a press release announcing the Private Placement (the “Private Placement Press Release”). A copy of the Private Placement Press Release is attached hereto as Exhibit 99.1.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On Tuesday, November 1, 2016, the Company appointed Rodney E. Lake as Chief Operating Officer and Corporate Secretary of the Company. In his capacity as Chief Operating Officer, Mr. Lake will serve as the Company’s new principal operating officer.

Mr. Lake, age 40, is the founder and Chief Investment Officer of The Benval Group LLC. Founded in October 2012, The Benval Group provides consulting services to growing companies, and works to partner with its clients regarding resource and capital allocation, strategy, analysis and research.

Mr. Lake also is a Visiting Instructor of Finance at The George Washington University School of Business, serving as an instructor and manager for the GW Program on Applied Research and Investing, which includes the Ramsey Student Investment Fund, managed by MBA students, and the Phillips Student Investment Fund, managed by undergraduate students. Mr. Lake served as an Adjunct Professor, Finance at The George Washington University School of Business during the period, September 2012 through May 2016.

Prior to forming The Benval Group in 2012, Mr. Lake worked as a Senior Investment Officer during the period, January 2008 through October 2012, and as an Investment Analyst during the period, July 2005 through December 2007, in The George Washington University Investment Office, which was responsible for the investment management of the university’s endowment funds.

Mr. Lake graduated cum laude from West Virginia Wesleyan College with a B.S. degree in business. He received his MBA from The George Washington University.

On Tuesday, November 8, 2016, the Company issued a press release announcing Mr. Lake’s appointment as Chief Operating Officer and Corporate Secretary (the “COO Announcement Press Release”). A copy of the COO Announcement Press Release is attached hereto as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Sitestar Corporation Subscription Agreement
99.1	Sitestar Corporation Press Release dated November 8, 2016, regarding the Private Placement
99.2	Sitestar Corporation Press Release dated November 8, 2016, regarding the appointment of the Chief Operating Officer and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2016		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President & CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Form of Sitestar Corporation Subscription Agreement
99.1	Sitestar Corporation Press Release dated November 8, 2016, regarding the Private Placement
99.2	Sitestar Corporation Press Release dated November 8, 2016, regarding the appointment of the Chief Operating Officer and Corporate Secretary